SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 Date of Report (Date of earliest event reported) March 3, 1998
                                                  (February 23, 1998)

                       Wellsford Real Properties, Inc.
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           (Exact name of registrant as specified in its charter)

               1-12917                                 13-3926898
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(Commission File Number)                     (IRS Employer Identification)

                                                            Maryland
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               (State or other jurisdiction of incorporation)

                 610 Fifth Avenue, New York, New York 10020
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                  (Address of principal executive offices)

                                 (Zip code)

                               (212) 333-2300
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            (Registrant's telephone number, including area code)
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Item 2.   Acquisition or Disposition of Assets

          Wellsford Real Properties, Inc. ("WRP") and Value Property Trust ("VLP") completed their previously announced transaction pursuant to which WRP acquired VLP in a merger for cash and stock. The merger was approved by the shareholders of VLP at a Special Meeting of Shareholders held on February 20, 1998.

          Pursuant to the terms of the merger agreement, WRP paid VLP shareholders approximately $130 million in cash and issued an aggregate of
3.35 million shares of its common stock, par value $.01 per share. Of the cash consideration paid to VLP shareholders in the merger (i) approximately $60 million was funded with the aggregate proceeds from WRP's simultaneous sale (the "Whitehall VII Sale") of 12 of the VLP properties to Whitehall Street Real Estate Limited Partnership VII, a discretionary real estate fund affiliated with Goldman, Sachs & Co, (ii) $48 million was funded from WRP's revolving line of credit with BankBoston, which line of credit has a two year term with a possible one year extension and provides for advances bearing interest at either LIBOR plus 175 basis points or, at WRP's option, the higher of (a) the base rate of BankBoston or (b) 50 basis points above the federal funds effective rate, and (iii) approximately $22.3 million was funded with cash on hand.

          Trading of VLP common shares of beneficial interest, par value $1.00 per share, terminated at the close of business on February 23, 1998. VLP was a self-administered real estate investment trust which owned 20 properties (with approximately 2.1 million sq. ft.) and had approximately $60 million in net cash and a $6 million mortgage on the closing date. The portfolio was diversified both by property type and geographic location and included seven office/industrial properties with approximately 600,000 sq. ft. located in Southern California, and 14 office/industrial and retail properties with approximately 1.5 million sq. ft. located primarily throughout the mid-Atlantic region. After the Whitehall VII Sale, WRP retained eight of the VLP properties with approximately 850,687 sq. ft.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

          (a)  Financial Statements

          The financial statements required by this report were previously reported in the Company's Registration Statement on Form S-4 (No. 333-42277), declared effective by the Commission on January 15, 1998.
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                                 SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Wellsford Real Properties, Inc.
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                                                  (Registrant)

                                        By:  /s/ Gregory F. Hughes
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Date March 3, 1998                      Name:  Gregory F. Hughes
                                        Title: Chief Financial Officer